Exhibit 99.2

FOXO Technologies Inc. Secures Up to $2.8 Million in Senior Notes
to Fund Previously Announced Acquisition of Myrtle Recovery Centers, Inc.
and Provide Additional Working Capital

MINNEAPOLIS, MN, June 18, 2024 —FOXO Technologies Inc. (NYSE American: FOXO) (the “Company” or “FOXO”), today announced that it has secured up to $2.8 million in Senior Notes from an institutional investor (“Investor”) to fund the previously announced acquisition of Myrtle Recovery Centers, Inc. as well as provide additional working capital to support the Company’s growth strategy.

Mark White, Interim CEO of FOXO, said, “We appreciate the support of this institutional investor, which we believe is further validation of our business model. Specifically, we intend to use the proceeds to complete the acquisition of Myrtle Recovery Centers, Inc., as well as advance our planned acquisition of Scott County Community Hospital, Inc. (d/b/a Big South Fork Medical Center). As previously noted, we believe these two acquisitions will be transformative for the Company, given that these businesses generated combined unaudited net revenue of approximately $18.7 million and net income of approximately $5.2 million for the twelve months ended December 31, 2023. We are making progress towards completing the planned acquisitions, which we expect will be highly synergistic with our existing epigenetic and AI-based epigenetic solutions. Overall, we could not be more excited about the outlook for the business and look forward to providing further updates.”

Additional details on the Senior Notes are available in the Company’s Form 8-K, which has been filed with the Securities and Exchange Commission.

About FOXO Technologies Inc.

FOXO is a biotechnology company dedicated to improving human health and longevity through the development of cutting-edge technology and product solutions for various industries, including life insurance. FOXO’s epigenetic technology applies AI to DNA methylation to identify molecular biomarkers of human health and aging. FOXO is committed to leveraging the latest advancements in science and technology to help people live better, longer lives. For more information about FOXO, visit www.foxotechnologies.com.

Forward-Looking Statements

This press release contains certain forward-looking statements for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Any statements other than statements of historical fact contained herein, including statements about the delisting of the Warrants from NYSE American, trading of the Warrants in the over-the-counter market, the continued listing of the Company’s Class A common stock on NYSE American, and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning, but the absence of these words does not mean that a statement is not forward-looking. Any such forward-looking statements are based upon the current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the Company’s control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the possibility that the Plan will not be accepted by NYSE American, the Company will be unable to satisfy other continued listing requirements of NYSE American for its Class A common stock to maintain the listing of the Class A common stock on NYSE American; the risk of changes in the competitive and highly regulated industries in which FOXO operates; variations in operating performance across competitors or changes in laws and regulations affecting FOXO’s business; the ability to implement FOXO’s business plans, forecasts, and other expectations; the ability to obtain financing; the risk that FOXO has a history of losses and may not achieve or maintain profitability in the future; potential inability of FOXO to establish or maintain relationships required to advance its goals or to achieve its commercialization and development plans; the enforceability of FOXO’s intellectual property, including its patents and the potential infringement on the intellectual property rights of others; and the risk of downturns and a changing regulatory landscape in the highly competitive biotechnology industry or in the markets or industries in which FOXO operates, including the highly regulated insurance industry. The foregoing list of factors is not exhaustive. Readers should carefully consider the foregoing factors and the other risks and uncertainties discussed in FOXO’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports, and in other documents FOXO has filed, or will file, with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and FOXO assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Crescendo Communications, LLC

(212) 671-1020

foxo@crescendo-ir.com